EXHIBIT 99

  [BROWN & BROWN LOGO]                                             News Release

November 12, 2002                                                                 Contact: Cory T. Walker

                                                                                                Chief Financial Officer

                                                                                                (386) 239-7250

BROWN & BROWN, INC. COMPLETES ASSET ACQUISITION OF

  CAL-SURANCE ASSOCIATES, INC. AND RELATED INSURANCE OPERATIONS OF CHARTERED FINANCIAL SERVICES CORPORATION

(Daytona Beach and Tampa, Florida and Orange, California) . . . Brown & Brown, Inc. (NYSE:BRO), and Chartered Financial Services Corporation, the holding company for Cal-Surance Associates, Inc., United Network of Insurance Services, Inc., Sterling Reinsurance Intermediaries, Inc., and Lancer Claims Services, Inc., all headquartered in Orange, California, today announced the finalization of their previously announced acquisition transaction, providing for Brown & Brown, Inc. to acquire the assets of these four companies. The transaction is effective November 1, 2002.

Cal-Surance Associates, United Network of Insurance Services, Sterling Reinsurance Intermediaries and Lancer Claims Services generate combined annual revenues of approximately $27 million.  Cal-Surance Associates is ranked as the 53rd largest insurance broker in the nation by Business Insurance magazine, based on year-end 2001 revenues. The companies specialize in program insurance business and commercial retail insurance. The operating divisions include professional liability programs, commercial retail and wholesale, affinity marketing (associations), and claims adjusting services. The companies will continue to operate from their current locations as free standing Brown & Brown profit centers.

Brown & Brown, Inc. and its subsidiaries provide a broad range of insurance and reinsurance products and services, as well as risk management, employee benefit administration, and managed health care services through offices located across the United States. The company is ranked by Business Insurance magazine as the nation’s sixth largest independent insurance intermediary organization. Our Web address is www.bbinsurance.com.

This press release may contain certain statements relating to future results which are forward-looking statements. These statements are not historical facts, but instead represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Further information concerning the Company and its business, including factors that potentially could materially affect the Company’s financial results, are contained in the Company’s filings with the Securities and Exchange Commission. Some factors include: general economic conditions around the country; downward commercial property and casualty premium pressures; the competitive environment; the integration of the Company’s operations with those of businesses or assets the Company has acquired or may acquire in the future and the failure to realize the expected benefits of such integration; the potential occurrence of a disaster that affects certain areas of the States of Arizona, California, Florida and/or New York, where significant portions of the Company’s business are concentrated, and the actual costs of resolution of contingent liabilities, and those factors relevant to Brown & Brown's consummation and integration of the announced acquisition, including any matters analyzed in the due diligence process, material adverse changes in the customers of the company whose operations are being acquired, material adverse changes in the business and financial condition of either or both companies and their respective customers, and substantial delay in the expected closing of the transaction. All forward-looking statements included in this press release are made only as of the date of this press release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

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